                                                                    Exhibit 12.1

                     SCHEDULE OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                      Year Ended September 30,
                                               1998               1997        1996
                                             --------          ---------     -------
Actual:
   Loss before income taxes............      $(57,946)         $(14,031)    $(9,662)
   Consolidated fixed charge...........        23,539             1,532         390
                                             --------          --------     -------
   Earnings............................      $(34,407)         $(12,499)    $(9,272)
                                             ========          ========     =======

Consolidated Fixed Charges:
   Interest  Expense....................     $ 22,612          $  1,336     $   312
   Rental Expenses......................          927               196          78
                                             --------          --------     -------
   Consolidated Fixed Charges...........     $ 23,539          $  1,532     $   390
                                             ========          ========     =======

Deficiency of Earnings to Fixed Charges..    $(57,946)         $(14,031)    $(9,662)
                                             =========         ========     =======